Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

AMENDMENT NO. 1 TO EXCLUSIVE DISTRIBUTION AGREEMENT

This Amendment No. 1 to the Exclusive Distribution Agreement (this “Amendment”), effective as of March 26, 2021 (the “Amendment Date”), is entered into by and between MEDSCIENCE RESEARCH GROUP, INC., a Florida corporation (“Manufacturer”), and USA EQUITIES CORP, a Delaware corporation (“Distributor”). Manufacturer and Distributor are each referred to herein as a “Party” and collectively, the “Parties.”

WITNESSETH

WHEREAS, the Parties entered into an Exclusive Distribution Agreement dated as of October 23, 2020 (the “Original Agreement”); and

WHEREAS, the Parties wish to amend the Original Agreement in certain respects as described herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1. Amendments. (a) Distributor agrees to pay Manufacturer the price per Product identified in Exhibit A attached hereto.

(b) Commencing April 15, 2021, Distributor shall devote at least nine tenths of the savings to Distributor resulting from the reductions in the prices of the products and services set forth on Exhibit A from the original prices set forth in Exhibit A to the Original Agreement to activities reasonably intended to increase the volume of products and services Distributor acquires from the Manufacturer. Such activities shall include but not be limited to increasing its internal sales force or the number of outside sales agencies engaged by Distributor and providing medical education programs directed to physicians featuring the Manufacturer’s products and services.

No later than June 30, 2021, and each December 31 occurring thereafter, Distributor shall provide Manufacturer with a report setting forth in reasonable detail the expenditures made in accordance with the foregoing.

2. Governing Law. This Amendment shall be construed and interpreted in accordance with the laws of Delaware, without giving effect to the choice-of-law provisions thereof.

3. Counterparts. This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same documents. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

4. Distribution Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Distribution Agreement shall remain in full force and effect. As amended hereby, the Distribution Agreement is ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed by their duly authorized representatives as of the Effective Date.

MANUFACTURER

MEDSCIENCE RESEARCH GROUP, INC.

By:	/s/
Name:
Title:	Senior Manager

DISTRIBUTOR

USA EQUITIES CORP.

By:	/s/
Name:
Title:	Chief Executive Officer

Exhibit A

The Distributor’s Product Pricing is as follows:

The current listed selling prices of the Company’s Products are as follows:

Item 4200, the complete AllergiEnd 42 test Kit (Environmental)…………..….. [***]

Item 3600, the complete AllergiEnd 42 test Kit (Food)……..………………..….. [***]

Item 1038, AllergiEnd Low Dose Sublingual Immunotherapy (SLIT) Unit..........W[***]

Item 1039, AllergiEnd Maintenance Dose Sublingual Immunotherapy (SLIT) Unit. W[***]

Item 3007 to 3008 Allergen Subcutaneous Injectable Mixtures (SCIT) per 46 dose set [***]

Item 3009 Allergen Subcutaneous Injectable Maintenance 12 Dose vial [***]

W= Wholesale R= Retail